Exhibit 99.1

NETSCOUT Reports Second Quarter Fiscal Year 2023 Financial Results

Delivers Strong Financial Performance and Advances Strategic Growth Priorities

WESTFORD, Mass.--(BUSINESS WIRE)--October 27, 2022--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of cybersecurity, service assurance, and business analytics solutions, today announced financial results for its second quarter ended September 30, 2022.

“We delivered strong financial results and drove progress across our strategic growth priorities in the second quarter,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Our service assurance and cybersecurity product lines have continued to perform well, delivering healthy revenue growth in the second quarter and first half of fiscal year 2023 on a year-over-year basis. Looking ahead, we plan to continue managing our operations prudently for a balanced approach to revenue growth and profitability. We believe our business prospects remain solid, despite the challenging macroeconomic environment, which we continue to monitor closely.”

Singhal continued, “Organizations around the globe are facing an increasingly complex digital environment. As a result, our purpose as ‘Guardians of the Connected World’ is more important than ever. By providing a state-of-the-art platform for increased visibility and defensibility, we play a vital role in this ecosystem and remain confident in our ability to help our customers navigate these challenges.”

Q2 FY23 Financial Results

Total revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2023 was $228.1 million, compared with $211.9 million (GAAP and non-GAAP) in the second quarter of fiscal year 2022. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2023 was $111.8 million, which was approximately 49% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $101.6 million in the second quarter of fiscal year 2022, which was approximately 48% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2023 was $116.3 million, or approximately 51% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $110.3 million in the second quarter of fiscal year 2022, which was approximately 52% of total revenue for the period.

NETSCOUT’s income from operations (GAAP) was $21.4 million in the second quarter of fiscal year 2023, compared with $12.2 million in the second quarter of fiscal year 2022. Non-GAAP EBITDA from operations in the second quarter of fiscal year 2023 was $59.1 million, or 25.9% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $53.0 million in the second quarter of fiscal year 2022, or 25.0% of non-GAAP quarterly revenue for the period. The Company’s operating margin (GAAP) was 9.4% in the second quarter of fiscal year 2023, versus 5.7% in the same period of the prior fiscal year. Non-GAAP income from operations was $54.0 million with a non-GAAP operating margin of 23.7% in the second quarter of fiscal year 2023. This compares to non-GAAP income from operations of $47.3 million and a non-GAAP operating margin of 22.3% in the second quarter of fiscal year 2022.

Net income (GAAP) for the second quarter of fiscal year 2023 was $17.4 million, or $0.24 per share (diluted), versus $7.9 million, or $0.11 per share (diluted), for the second quarter of fiscal year 2022. On a non-GAAP basis, net income for the second quarter of fiscal year 2023 was $41.3 million, or $0.57 per share (diluted), compared with $35.3 million, or $0.47 per share (diluted), for the second quarter of fiscal year 2022.

As of September 30, 2022, cash, cash equivalents, and marketable securities were $367.1 million, compared with $703.2 million as of March 31, 2022, and $475.8 million as of September 30, 2021. The change in cash, cash equivalents, and marketable securities since March 31, 2022, was primarily driven by two factors. First, NETSCOUT entered into an accelerated share repurchase agreement (the “ASR agreement”) in the first quarter of fiscal year 2023 to repurchase $150 million of the Company’s common stock. NETSCOUT received 70 percent of the total shares estimated to be repurchased pursuant to the ASR agreement in the first quarter of fiscal year 2023, receiving approximately 3.3 million shares in the period, and expects to receive the remaining 30 percent when the ASR agreement transaction concludes, which is expected to occur no later than December 31, 2022. Second, NETSCOUT repaid $150 million of its outstanding debt balance under its revolving credit facility during the first quarter of fiscal year 2023. The Company’s outstanding debt balance under its revolving credit facility was $200 million as of September 30, 2022. The Company’s $800 million revolving credit facility will expire in July 2026.

First-Half FY23 Financial Results

  For the first half of fiscal year 2023, total revenue (GAAP and non-GAAP) was $436.9 million, versus total revenue (GAAP and non-GAAP) of $402.2 million in the first half of fiscal year 2022. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.
  Product revenue (GAAP and non-GAAP) for the first half of fiscal year 2023 was $210.1 million, compared with $183.6 million in the first half of fiscal year 2022.
  Service revenue (GAAP and non-GAAP) for the first half of fiscal year 2023 was $226.8 million, compared with $218.6 million in the first half of fiscal year 2022.
  NETSCOUT’s income from operations (GAAP) for the first half of fiscal year 2023 was $12.3 million, compared with $1.5 million in the first half of fiscal year 2022. The Company’s operating margin (GAAP) for the first half of fiscal year 2023 was 2.8%, versus 0.4% in the first half of fiscal year 2022. The Company’s non-GAAP EBITDA from operations for the first half of fiscal year 2023 was $88.9 million, or 20.4% of non-GAAP total revenue, versus non-GAAP EBITDA from operations of $80.6 million, or 20.0% of non-GAAP total revenue, in the first half of fiscal year 2022. The Company’s non-GAAP income from operations for the first half of fiscal year 2023 was $78.5 million with a non-GAAP operating margin of 18.0%, compared with non-GAAP income from operations of $69.1 million and a non-GAAP operating margin of 17.2% for the first half of fiscal year 2022.
  For the first half of fiscal year 2023, NETSCOUT’s net income (GAAP) was $10.3 million, or $0.14 per share (diluted), compared with a net loss (GAAP) of $3.4 million, or a loss of $0.05 per share (diluted), in the first half of fiscal year 2022. Non-GAAP net income for the first half of fiscal year 2023 was $59.4 million, or $0.81 per share (diluted), compared with non-GAAP net income of $50.3 million, or $0.67 per share (diluted), for the first half of fiscal year 2022.

Financial Outlook:

NETSCOUT is reiterating its revenue outlook (GAAP and non-GAAP) as well as its diluted net income per share outlook (GAAP and non-GAAP) for fiscal year 2023, all of which were previously issued by the Company on August 4, 2022, in its first quarter fiscal year 2023 earnings press release. NETSCOUT’s financial outlook for fiscal year 2023 remains as follows:

  Revenue (GAAP and non-GAAP) is expected to remain in the range of $895 million to $925 million.
  GAAP net income per share (diluted) is expected to remain in the range of $0.62 to $0.68. Non-GAAP net income per share (diluted) is expected to remain in the range of $1.97 to $2.03.
  A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2023 outlook is included in the financial tables below.

Recent Developments and Highlights

  In October 2022, Swisscom, NETSCOUT, and Ericsson jointly announced what’s believed to be the world’s first solution to enable 5G packet data processing in the cloud. The combination of Ericsson’s cloud-native dual-mode 5G Core with built-in software probes and NETSCOUT’s vSTREAM addresses the industry challenge of providing end-to-end monitoring and securing 5G networks when handling cloudification and encryption. By enabling cloud-based packet data processing and network function monitoring, this solution allows for dramatic improvements in network service assurance, analytics, and cybersecurity. The solution has been introduced to Swisscom’s newly deployed cloud-native, TLS-encrypted 5G network.
  In late September 2022, NETSCOUT announced the findings from its 1H2022 DDoS Threat Intelligence Report. The findings demonstrate how sophisticated cybercriminals have become at bypassing defenses with new Distributed Denial of Service (DDoS) attack vectors and successful methodologies. By constantly innovating and adapting, these attackers are designing new and more effective DDoS attack vectors, as well as doubling down on those existing methodologies that are already effective. According to the report, there were more than six million global DDoS attacks in the first half of 2022. In addition, attackers conducted more pre-attack reconnaissance, exercised a new attack vector called TP240 PhoneHome, created a tsunami of TCP flooding attacks, and rapidly expanded high-powered botnets to plague network-connected resources. The report also highlighted the significant geopolitical implications of DDoS attackers today, as many of these bad actors have openly embraced online aggression to cause geopolitical unrest through high-profile DDoS attack campaigns.
  In mid-September 2022, NETSCOUT announced that it had completed validation of the integration of its Omnis® Cyber Intelligence (OCI), the central console for its advanced network detection and response solution, with Palo Alto Networks Panorama™ management platform, which centrally manages all form factors of Palo Alto Networks market-leading ML-Powered Next-Generation Firewalls. This integration will provide enterprise security operation teams with end-to-end, packet-based visibility at scale, which is critically important for blocking threats with speed and consistency. In addition, this partnership will allow joint customers to solve their network and security challenges more easily.
  In early September 2022, NETSCOUT announced its successful collaboration with Aruba, a Hewlett Packard Enterprise company, to test and validate the use of NETSCOUT services with Amazon Web Services (AWS) Cloud WAN and Aruba EdgeConnect Enterprise SD-WAN. As a result, shared customers can now leverage an architecture that offers end-to-end visibility into the performance of workloads and application services deployed across data centers, remote sites, and the AWS global network.
  In August 2022, NETSCOUT introduced Arbor® Insight, a groundbreaking technology that, when combined with Arbor Sightline, dramatically enhances and extends threat detection, service delivery, and network operator visibility to address the evolving threat landscape. This combination extends NETSCOUT’s DDoS leadership to unparalleled levels.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its second-quarter fiscal year 2023 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1677. The conference call ID is NTCTQ223. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 839-3516 for U.S./Canada callers and (402) 220-7238 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, restructuring charges, and transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt, net of related income tax effects. Non-GAAP diluted net income per share removes the share impact of non-GAAP adjustments utilized in the calculation of non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance disruptions through advanced network detection and response and pervasive network visibility. Powered by our pioneering deep packet inspection at scale, we serve the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s outlook for fiscal year 2023, that NETSCOUT plans to continue to manage its operations prudently for a balanced approach to growth and profitability, that NETSCOUT’s business prospects remain solid, despite the challenging macro environment, which it continues to monitor closely, that organizations across the globe are facing an increasingly complex digital environment, that NETSCOUT’s purpose as “Guardians of the Connected World” is more important than ever, that NETSCOUT provides a state-of-the-art platform for increased visibility and defensibility and plays a vital role in this ecosystem and remains confident in its ability to help its customers navigate these challenges, that NETSCOUT expects to receive the remaining 30 percent of shares to be repurchased under the ASR agreement when the ASR program concludes, no later than December 31, 2022, as well as statements regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, COVID-19 related impacts; the war in Ukraine and global geopolitical conflict; macroeconomic conditions, including increasing inflation and interest rates and slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2022 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Product	$111,816	$101,619	$210,067	$183,569
Service	116,265	110,299	226,826	218,621
Total revenue	228,081	211,918	436,893	402,190

Cost of revenue:
Product	25,881	20,340	52,686	43,505
Service	31,760	31,304	62,669	62,549
Total cost of revenue	57,641	51,644	115,355	106,054

Gross profit	170,440	160,274	321,538	296,136

Operating expenses:
Research and development	43,917	44,483	87,374	87,303
Sales and marketing	66,118	65,185	142,441	131,143
General and administrative	25,261	23,471	50,051	46,216
Amortization of acquired intangible assets	13,801	14,970	27,682	29,976
Restructuring charges	(60)	-	1,714	-

Total operating expenses	149,037	148,109	309,262	294,638

Income from operations	21,403	12,165	12,276	1,498
Interest and other expense, net	(2,024)	(2,336)	(3,382)	(4,756)

Income (loss) before income tax benefit	19,379	9,829	8,894	(3,258)
Income tax expense (benefit)	1,996	1,933	(1,357)	187
Net income (loss)	$17,383	$7,896	$10,251	$(3,445)

Basic net income (loss) per share	$0.24	$0.11	$0.14	$(0.05)
Diluted net income (loss) per share	$0.24	$0.11	$0.14	$(0.05)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,856	74,382	72,152	74,122
Net income (loss) per share - diluted	72,891	75,093	73,494	74,122

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2022	2022
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$367,131	$703,198
Accounts receivable and unbilled costs, net	139,126	148,245
Inventories	24,063	28,220
Prepaid expenses and other current assets	58,069	42,276

Total current assets	588,389	921,939

Fixed assets, net	38,752	41,337
Goodwill and intangible assets, net	2,126,992	2,156,575
Operating lease right-of-use assets	49,757	54,996
Other assets	18,163	19,862

Total assets	$2,822,053	$3,194,709

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$21,474	$21,959
Accrued compensation	55,385	75,788
Accrued other	27,546	36,417
Current portion of operating lease liabilities	10,463	11,411
Deferred revenue and customer deposits	287,328	330,585

Total current liabilities	402,196	476,160

Other long-term liabilities	7,468	7,470
Deferred tax liability	71,510	78,899
Accrued long-term retirement benefits	30,917	34,737
Long-term deferred revenue	123,477	133,121
Operating lease liabilities, net of current portion	48,839	53,927
Long-term debt	200,000	350,000

Total liabilities	884,407	1,134,314

Stockholders' equity:
Common stock	128	126
Additional paid-in capital	3,015,644	3,023,403
Accumulated other comprehensive income (loss)	(1,056)	141
Treasury stock, at cost	(1,497,886)	(1,373,840)
Retained earnings	420,816	410,565

Total stockholders' equity	1,937,646	2,060,395

Total liabilities and stockholders' equity	$2,822,053	$3,194,709

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021

GAAP and Non-GAAP Revenue	$228,081	$211,918	$208,812	$436,893	$402,190

Gross Profit (GAAP)	$170,440	$160,274	$151,098	$321,538	$296,136
Share-based compensation expense (1)	2,395	2,228	2,037	4,432	4,115
Amortization of acquired intangible assets (2)	2,312	3,352	2,328	4,640	6,712
Acquisition related depreciation expense (5)	4	7	7	11	12
Non-GAAP Gross Profit	$175,151	$165,861	$155,470	$330,621	$306,975

Income (Loss) from Operations (GAAP)	$21,403	$12,165	$(9,127)	$12,276	$1,498
Share-based compensation expense (1)	16,501	16,735	15,581	32,082	30,700
Amortization of acquired intangible assets (2)	16,113	18,322	16,209	32,322	36,688
Business development and integration expense (3)	-	-	-	-	(5)
Compensation for post-combination services (4)	-	-	-	-	2
Restructuring charges	(60)	-	1,774	1,714	-
Acquisition related depreciation expense (5)	59	64	65	124	124
Transitional service agreement expense (6)	-	59	-	-	117
Non-GAAP Income from Operations	$54,016	$47,345	$24,502	$78,518	$69,124

Net Income (Loss) (GAAP)	$17,383	$7,896	$(7,132)	$10,251	$(3,445)
Share-based compensation expense (1)	16,501	16,735	15,581	32,082	30,700
Amortization of acquired intangible assets (2)	16,113	18,322	16,209	32,322	36,688
Business development and integration expense (3)	-	-	-	-	(5)
Compensation for post-combination services (4)	-	-	-	-	2
Restructuring charges	(60)	-	1,774	1,714	-
Acquisition related depreciation expense (5)	59	64	65	124	124
Loss on extinguishment of debt (7)	-	596	-	-	596
Income tax adjustments (8)	(8,691)	(8,315)	(8,445)	(17,136)	(14,404)
Non-GAAP Net Income	$41,305	$35,298	$18,052	$59,357	$50,256

Diluted Net Income (Loss) Per Share (GAAP)	$0.24	$0.11	$(0.10)	$0.14	$(0.05)
Share impact of non-GAAP adjustments identified above	0.33	0.36	0.34	0.67	0.72
Non-GAAP Diluted Net Income Per Share	$0.57	$0.47	$0.24	$0.81	$0.67

Shares used in computing non-GAAP diluted net income per share	72,891	75,093	74,187	73,494	75,112

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Six Months Ended
		September 30,		June 30,	September 30,
		2022	2021	2022	2022	2021

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$315	$321	$292	$607	$595
	Cost of service revenue	2,080	1,907	1,745	3,825	3,520
	Research and development	4,580	4,902	4,431	9,011	8,993
	Sales and marketing	6,043	5,842	5,750	11,793	10,656
	General and administrative	3,483	3,763	3,363	6,846	6,936
	Total share-based compensation expense	$16,501	$16,735	$15,581	$32,082	$30,700

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$2,312	$3,352	$2,328	$4,640	$6,712
	Operating expenses	13,801	14,970	13,881	27,682	29,976
	Total amortization expense	$16,113	$18,322	$16,209	$32,322	$36,688

(3)	Business development and integration expense included in
	these amounts is as follows:
	General and administrative	$-	$-	$-	$-	$(5)
	Total business development and integration expense	$-	$-	$-	$-	$(5)

(4)	Compensation for post-combination services included in these
	amounts is as follows:
	Research and development	$-	$-	$-	$-	$2
	Total compensation for post-combination services	$-	$-	$-	$-	$2

(5)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$2	$4	$4	$6	$7
	Cost of service revenue	2	3	3	5	5
	Research and development	42	45	45	87	87
	Sales and marketing	8	8	9	17	17
	General and administrative	5	4	4	9	8
	Total acquisition related depreciation expense	$59	$64	$65	$124	$124

(6)	Transitional service agreement (income) expense included in
	these amounts is as follows:
	Research and development	$-	$7	$-	$-	$13
	Sales and marketing	-	9	-	-	19
	General and administrative	-	43	-	-	85
	Other (income) expense, net	-	(59)	-	-	(117)
	Total transitional service agreement (income) expense	$-	$-	$-	$-	$-

(7)	Loss on extinguishment of debt included in this amount is
	as follows:
	Interest and other expense, net	$-	$596	$-	$-	$596
	Total loss on extinguishment of debt	$-	$596	$-	$-	$596

(8)	Total income tax adjustment included in this
	amount is as follows:
	Tax effect of non-GAAP adjustments above	$(8,691)	$(8,315)	$(8,445)	$(17,136)	$(14,404)
	Total income tax adjustments	$(8,691)	$(8,315)	$(8,445)	$(17,136)	$(14,404)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021

Income (Loss) from operations (GAAP)	$21,403	$12,165	$(9,127)	$12,276	$1,498
Previous adjustments to determine non-GAAP income from operations	32,613	35,180	33,629	66,242	67,626
Non-GAAP Income from operations	54,016	47,345	24,502	78,518	69,124

Depreciation excluding acquisition related	5,090	5,623	5,311	10,401	11,434

Non-GAAP EBITDA from operations	$59,106	$52,968	$29,813	$88,919	$80,558
NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'22	FY'23
GAAP & Non-GAAP revenue	$855.6	~$895 million to ~$925 million

	FY'22	FY'23
GAAP net income	$37.0	~$46 million to ~$50 million
Amortization of intangible assets	$73.1	~$65 million
Share-based compensation expenses	$56.1	~$60 million
Business development & integration expenses*	$(0.6)	~Less than $1 million
Interest Exp - Loss on Debt Extinguishment	$0.6	-
Restructuring charges	$-	~$1.8 million
Total adjustments	$129.2	~$127 million
Related impact of adjustments on income tax	$(27.8)	(~$28 million)
Non-GAAP net income	$138.4	~$145 million to ~$149 million

GAAP net income per share (diluted)	$0.49	~$0.62 to ~$0.68
Non-GAAP net income per share (diluted)	$1.84	~$1.97 to ~$2.03

Average weighted shares outstanding (diluted GAAP)	75.1	~73 million to ~74 million
Average weighted shares outstanding (diluted Non-GAAP)	75.1	~73 million to ~74 million

*Business development & integration expenses include change in value of contingent consideration, and acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Senior Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com